Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Employment Agreement”), effective as of August 1, 2010, by and between Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and David Bar-Or, M.D. (the “Executive”) is made as of July 15, 2013 (“Amendment Date”).

WHEREAS, the Company and the Executive (together the “Parties”) entered into the Employment Agreement;

WHEREAS, the Company and the Executive desire to extend the term of the Employment Agreement through July 31, 2014; and

WHEREAS, the Parties have agreed to modify the Employment Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. The first sentence of Section 1 of the Employment Agreement shall be replaced in its entirety with the following sentence:

“The Company hereby agrees to employ Employee and Employee hereby accepts such employment with the Company for the period of 48 months beginning on the Effective Date.”

2. All other provisions of the Employment Agreement shall remain in full force and effect.

3. In connection with the Amendment and subject to the approval of the Compensation Committee of the Company, the Company hereby agrees to grant to the Executive an option to purchase 300,000 shares of the Company’s Common Stock, 150,000 shares of which will vest on the date of grant and 150,000 shares of which will vest on the one year anniversary of the date of grant.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the Amendment Date written above.

AMPIO PHARMACEUTICALS, INC.

/s/ Michael Macaluso
By:	Michael Macaluso
Its:	CEO

DAVID BAR-OR, M.D.

/s/ David Bar-Or David Bar-Or, M.D.